As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Triple-S Management Corporation

(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico		66-0555678
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1441 F.D. Roosevelt Avenue San Juan, Puerto Rico 00920 (787) 749-4949
(Address of Principal Executive Offices)

TRIPLE-S MANAGEMENT CORPORATION 2017 INCENTIVE PLAN

(Full Title of the Plan)

Roberto García-Rodríguez

President and Chief Executive Officer

1441 F.D. Roosevelt Avenue

San Juan, Puerto Rico 00920

(787) 749-4949

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4706

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Class B Common Stock, par value $1.00, to be issued under the Triple-S Management Corporation 2017 Incentive Plan	1,100,000	$17.94	$19,734,000	$2,152.98

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class B Common Stock (“Common Stock”) of Triple-S Management Corporation (the “Company” or the “Registrant”) issuable pursuant to the Triple-S Management Corporation 2017 Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, the maximum price per security and the maximum aggregate offering price are based on the average of the $18.14 (high) and $17.73 (low) sale price of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 30, 2020, which date is within five business days prior to filing this Registration Statement.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 1,100,000 shares of Common Stock that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 11, 2017 (Registration No. 333- 217891), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-33865), filed with the Commission on February 28, 2020;

(b) The Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 6, 2020 (File No. 001-33865) and all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2019;

(c) The Company’s current reports on Form 8-K filed after the fiscal year ended December 31, 2019; and

(d) The description of the Company’s capital stock, which is contained in this Registration Statement on Form 8-A (File No. 001-33865), filed on December 3, 2007 and December 12, 2007 pursuant to Section 12(g) of the Exchange Act, including any amendments or supplements thereto;

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 8.	Exhibits.

Exhibit Number
4.1	Amended and Restated Articles of Incorporation of Triple-S Management Corporation, (incorporated herein by reference to Exhibit 3(i)(e) to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2017 (File No. 001-33865)).
4.2	Amended and Restated Bylaws of Triple-S Management Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 11, 2010 (File No. 001-33865)).
5*	Opinion of Pietrantoni Méndez & Alvarez LLC.
23.1*	Consent of Deloitte & Touche LLP.
23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 5).
24	Power of Attorney (included in the signature pages hereof).
99.1	Triple-S Management Corporation 2017 Incentive Plan, as amended (incorporated herein by reference to Exhibit A of the Company’s Proxy Statement filed with the Commission on March 12, 2020 (File No. 001-33865)).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Triple-S Management Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico, on the 7th day of October, 2020.

TRIPLE-S MANAGEMENT CORPORATION

By:	/s/ Roberto García-Rodríguez
Name: Roberto García-Rodríguez
Title: President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Triple-S Management Corporation, hereby severally constitute and appoint each of Roberto García-Rodríguez, Juan J. Román-Jiménez and Carlos L. Rodríguez-Ramos as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Triple-S Management Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement for the 2017 Incentive Plan on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 7th day of October, 2020 by the following persons in the following capacities.

Signature	Title

/s/ Roberto García-Rodríguez	Director and President and Chief Executive Officer
Roberto García-Rodríguez

/s/ Juan J. Román- Jiménez	Executive Vice President, Chief Financial Officer (Principal Accounting Officer)
Juan J. Román- Jiménez

/s/ Luis A. Clavell-Rodríguez	Director and Chair of the Board
Luis A. Clavell-Rodríguez

/s/ Cari M. Domínguez	Director and Vice-Chair of the Board
Cari M. Domínguez

/s/ David H. Chafey, Jr.	Director
David H. Chafey, Jr.

/s/ Manuel Figueroa-Collazo	Director
Manuel Figueroa-Collazo

/s/ Joseph A. Frick	Director
Joseph A. Frick

/s/ Gail B. Marcus	Director
Gail B. Marcus

/s/ Roberto Santa María	Director
Roberto Santa Maria

/s/ Stephen L. Ondra	Director
Stephen L. Ondra